Exhibit 99.1

News Release

PartnerRe Ltd. Reports Record Fourth Quarter and Full Year 2006 Results

•	Fourth Quarter Net Income per share of $4.03; Operating Earnings per share of $3.67
•	Fourth Quarter Annualized Net Income ROE of 36%; Annualized Operating ROE of 33%
•	Full Year Net Income per share of $12.37; Operating Earnings per share of $11.56
•	Full Year Net Income ROE of 28%; Operating ROE of 26%
•	Year-End Book Value per share of $56.07, an increase of 26% year over year

PEMBROKE, Bermuda, February 5, 2007 -- PartnerRe Ltd. (NYSE:PRE) today reported record net income of $242.7 million, or $4.03 per share, for the fourth quarter of 2006. This net income includes net after-tax realized gains on investments of $20.5 million, or $0.36 per share. The net loss for the fourth quarter of 2005, including net after-tax realized gains on investments of $37.0 million, or $0.66 per share, was $33.6 million or $0.76 per share. Operating earnings for the fourth quarter of 2006 were $213.6 million or $3.67 per share. This compares to an operating loss of $79.3 million, or $1.42 per share, for the fourth quarter of 2005. Operating earnings exclude net after-tax realized investment gains and losses and are calculated after payment of preferred dividends. All references to per share amounts are on a fully diluted basis.

For the year ended December 31, 2006, net income was $749.3 million, or $12.37 per share. Net income includes net after-tax realized gains on investments of $46.5 million, or $0.81 per share. Operating earnings were $668.3 million, or $11.56 per share. The net loss for the full year 2005 was $51.1 million, or $1.56 per share. The net loss included net after-tax realized gains on investments of $157.1 million, or $2.86 per share. The operating loss for the full year 2005 was $242.6 million, or $4.42 per share.

PartnerRe Ltd. President & CEO Patrick Thiele said, “We had a record fourth quarter to close out an exceptional year in 2006. Each of our business units established new records in 2006, and this reflects a combination of excellent underwriting and portfolio construction, growth in those lines and markets with the most attractive risk/return opportunities, and benign loss experience. The 26% operating return on beginning equity for the full year 2006 is the highest achieved by the Company since its inception in 1993. In addition, we grew our book value per share by 26% for the year. While we are obviously pleased with our performance in 2006, we recognize that the true test of a reinsurer is measured over a longer period in which the industry faces catastrophes, casualty reserve issues, and capital market disruptions. We are therefore most proud of our five year cumulative performance since 2001, in which we have delivered 14% compounded annual growth in book value, in addition to a 2.4% average annual dividend yield for the 5 year period.”

PartnerRe Ltd. Wellesley House South 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

Summary unaudited consolidated financial data for the period is set out below.

U.S.$ thousands (except per share amounts and ratios)	Three months ended December 31		Twelve months ended December 31
	2006	2005	2006	2005
Net Premiums Written	$721,263	$666,345	$3,689,548	$3,615,878
Net Premiums Earned	$1,001,881	$907,031	$3,667,268	$3,599,189
Non-life Combined Ratio	80.3%	119.9%	84.6%	115.9%
Net Income/(Loss)	$242,717	$(33,640)	$749,332	$(51,064)
Net Income/(Loss) per share (a)	$4.03	$(0.76)	$12.37	$(1.56)
Operating Earnings/(Loss) (a)	$213,619	$(79,320)	$668,348	$(242,639)
Operating Earnings/(Loss) per share (a)	$3.67	$(1.42)	$11.56	$(4.42)

(a)	Net income/(loss) per share is defined as net income/(loss) available to common shareholders divided by the weighted average number of fully diluted shares outstanding for the period. Net income/(loss) available to common shareholders is defined as net income/(loss) less preferred dividends. Operating earnings/(loss) is defined as net income/(loss) available to common shareholders excluding after-tax net realized gains/(losses) on investments. Operating earnings/(loss) per share is defined as net operating earnings/(loss) divided by the weighted average number of fully diluted shares outstanding for the period. Per share results referenced in the text of this press release are on a fully diluted basis. As the effect of dilutive securities would have been antidilutive in the three months and twelve months of 2005, the fully diluted per share figures for these periods were compiled using the basic weighted average number of common shares outstanding.

Net premiums written for the fourth quarter 2006 were $721.3 million, an increase of 8% from the fourth quarter of 2005. Total revenues for the quarter of $1.2 billion increased 7% over the fourth quarter of 2005. Total revenues include $1.0 billion of net premiums earned, net investment income of $126.0 million, and net realized investment gains of $28.0 million.

For the full year 2006, net premiums written were $3.7 billion, representing a 2% increase over 2005, which included $61 million of reinstatement premiums related to hurricanes Katrina, Rita, and Wilma, and European Winterstorm Erwin. Excluding the reinstatement premiums, the growth in net premiums written was 4%. Total revenues for the full year 2006 were $4.2 billion, including $3.7 billion of net premiums earned, net investment income of $449.4 million, and net realized investment gains of $47.2 million. Total revenues in 2005 were $4.2 billion.

PartnerRe Ltd. Wellesley House South 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

Results by Segment

The Non-Life segment reported net premiums written of $581 million for the fourth quarter of 2006, up 5% as compared to the prior year’s fourth quarter. The combined ratio was 80.3% for the fourth quarter, compared to 119.9% for the same period in 2005. The Non-Life technical result was a gain of $219 million for the fourth quarter of 2006. This compares to a loss of $115 million in the fourth quarter of 2005, which was impacted primarily by Hurricane Wilma. For the full year, Non-Life net premiums written were $3.2 billion, flat with the same period in 2005. The full year technical result was a gain of $685 million, compared to a loss of $316 million for the same period in 2005. The combined ratio for the full year was 84.6% compared to 115.9% in 2005.

While there was minimal loss activity in the fourth quarter and full year of 2006, results for both the fourth quarter and full year 2005 were impacted by a series of significant loss events. Hurricane Wilma impacted the technical results of all of the Non-Life sub-segments and the ART segment during the fourth quarter 2005. In total, the fourth quarter 2005 results contain approximately $218 million pre-tax losses related to large catastrophe events. Results for the full year 2005 were impacted by European Winterstorm Erwin, the Central European floods, and Hurricanes Katrina, Rita, and Wilma, resulting in total pre-tax losses, net of reinstatement premiums, of $900 million.

The U.S. Property and Casualty business, which represented approximately 23% of total net premiums written for the year, reported net premiums written of $184 million, up 8% over the prior year’s fourth quarter. Net premiums earned increased 11% during the quarter as compared to the same period in 2005. The technical ratio for this sub-segment was 90.5%, compared to 120.6% in the fourth quarter of 2005, which included 15.6 points on the technical ratio relating to large catastrophe losses. For the full year 2006, net premiums written increased by 3% to $843 million. The full year technical ratio was 97.0% compared to 116.4% in 2005. The technical result for the full year was a gain of $26 million compared to a loss of $136 million in 2005.

The Global (Non-U.S.) Property and Casualty business, which represented approximately 21% of total net premiums written for the year, reported net premiums written of $116 million for the fourth quarter of 2006 compared to $111 million for the same period in 2005. Net premiums earned during the quarter were $209 million, down 2% from $213 million in the prior year’s fourth quarter. The technical ratio for this sub-segment was 91.5% compared to 124.7% for the same period in 2005, which included 22.0 points relating to large catastrophe losses. For the full year, net premiums written were down 9% to $760 million.

PartnerRe Ltd. Wellesley House South 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

The full year technical ratio was 92.2% compared to 99.4% in 2005. The technical result for the full year was $60 million compared to $6 million in 2005.

The Worldwide Specialty business, which represented approximately 42% of total net premiums written for the year, reported net premiums written of $281 million for the fourth quarter, up 4% from the prior year period. Net premiums earned increased 12% during the quarter. This sub-segment’s technical ratio was 56.5% compared to 105.5% for the fourth quarter of 2005, which included 36.0 points relating to large catastrophe losses. For the full year, net premiums written were up 4% to $1.6 billion. The full year technical ratio was 60.7% compared to 112.8% in 2005. The technical result for the full year was a gain of $599 million compared to a loss of $186 million in 2005.

The Life segment, which writes business primarily in Europe, Canada and Latin America, and represented approximately 13% of total net premiums written for the year, reported net premiums written of $135 million for the quarter, up 25% as compared with the fourth quarter of 2005, reflecting strong growth in mortality lines. The allocated underwriting result for the quarter was $24 million, compared to $5 million for the comparable period in 2005. For the full year, net premiums written increased 12% to $487 million, with an allocated underwriting result of $29 million, compared to $15 million for the comparable period in 2005.

The ART (Alternative Risk Transfer) segment comprises structured risk business, principal finance, weather related products, and the results of the Company’s investment in Channel Re. The pre-tax contribution to net income, including the Company’s interest in the earnings of Channel Re, was $2 million in the fourth quarter of 2006, compared to $1 million the fourth quarter of 2005. For the full year 2006, the pre-tax contribution to net income was $33 million, compared to $18 million for the same period in 2005.

Balance Sheet Items

At December 31, 2006, total assets were $14.9 billion as compared to $13.7 billion at December 31, 2005. Over the last 12 months, total investments and cash increased 11% to $10.7 billion, reflecting cash flow from operations and strong investment results. Gross Non-Life loss and loss expense reserves increased 2% year over year to $6.9 billion at December 31, 2006. During the fourth quarter, the Company’s estimate of Non-Life reserves for prior accident years developed favorably by $50 million. The overall fourth quarter prior year reserve development in the Non-Life segment includes net favorable development in all subsegments, with $10 million in the U.S. P&C sub-segment, $4 million in the Global (Non-U.S.) P&C sub-segment, and $36 million in the Worldwide Specialty sub-segment. In the

PartnerRe Ltd. Wellesley House South 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

fourth quarter of 2005, Non-Life reserves for prior years developed favorably by $10 million. Policy benefits for life and annuity contacts increased by 17% year over year to $1.4 billion at December 31, 2006. During the fourth quarter, the Company’s estimate of Life reserves for prior years developed favorably by $17 million, while there was no prior period reserve development in the Life segment in the fourth quarter 2005.

At December 31, 2006, total capital was $4.7 billion, and total shareholders’ equity was $3.8 billion. This compares to total capital of $3.9 billion, and total shareholders’ equity of $3.1 billion at December 31, 2005. Book value per common share at December 31, 2006 was $56.07 on a fully diluted basis compared to $44.57 per share at December 31, 2005.

Commentary and Outlook

Mr. Thiele said, “We enter 2007 in our strongest position ever. Our total capital is at a record $4.7 billion, a 19% increase from year-end 2005. With our superior financial strength and franchise, we are ideally positioned to continue to deliver on our stated goals in 2007 and to generate shareholder value over the long term. Given this optimistic outlook, we recently increased our annual common share dividend by 7.5%, marking the fourteenth consecutive increase since the Company’s inception in 1993.”

The Company uses operating earnings, diluted operating earnings per share and operating return on beginning common shareholders’ equity to measure performance, as these measures focus on the underlying fundamentals of our operations without the influence of realized gains and losses from the sale of investments, which is driven by the timing of the disposition of investments and not by the Company’s operating performance. For planning purposes, the Company does not anticipate realized investment gains or losses. The Company uses technical ratio and technical result as measures of underwriting performance. The technical ratio is defined as the sum of the loss and acquisition ratios. These metrics exclude other operating expenses. The Company also uses combined ratio to measure results for the Non-Life segment. The combined ratio is the sum of the technical and other operating expense ratios. The Company uses total capital, which is defined as total shareholders’ equity, long-term debt and capital efficient notes, to manage the capital structure of the Company. All references to per share amounts in the text of this press release are on the basis of fully diluted shares.

PartnerRe Ltd. Wellesley House South 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

PartnerRe Ltd. is a leading global reinsurer, providing multi-line reinsurance to insurance companies. The Company also offers alternative risk products that include weather and credit protection to financial, industrial and service companies. Risks reinsured include property, casualty, motor, agriculture, aviation/space, catastrophe, credit/surety, engineering, energy, marine, specialty property, specialty casualty, other lines, life/annuity and health, and alternative risk products. For the year ended December 31, 2006, total revenues were $4.2 billion, total assets were $14.9 billion, total capital was $4.7 billion and total shareholders’ equity was $3.8 billion.

PartnerRe on the Internet: www.partnerre.com

Forward-looking statements contained in this press release are based on the Company’s assumptions and expectations concerning future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. PartnerRe’s forward-looking statements could be affected by numerous foreseeable and unforeseeable events and developments such as exposure to catastrophe, or other large property and casualty losses, adequacy of reserves, risks associated with implementing business strategies, levels and pricing of new and renewal business achieved, credit, interest, currency and other risks associated with the Company’s investment portfolio, changes in accounting policies, and other factors identified in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information contained herein, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. The Company disclaims any obligation to publicly update or revise any forward-looking information or statements.

Contacts:	PartnerRe Ltd.	Sard Verbinnen & Co.
	(441) 292-0888	(212) 687-8080
	Investor Contact: Robin Sidders	Drew Brown/Hallie Bozzi
Media Contact: Celia Powell

PartnerRe Ltd. Wellesley House South 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

PartnerRe Ltd.
Consolidated Statements of Operations and Comprehensive Income
(Expressed in thousands of U.S dollars, except share and per share data)
(Unaudited)

	For the three	For the three	For the	For the
	months ended	months ended	year ended	year ended
	December 31,	December 31,	December 31,	December 31,
	2006	2005	2006	2005
Revenues
Gross premiums written	$730,015	$671,377	$3,733,920	$3,665,238

Net premiums written	$721,263	$666,345	$3,689,548	$3,615,878
Decrease (increase) in unearned premiums	280,618	240,686	(22,280)	(16,689)

Net premiums earned	1,001,881	907,031	3,667,268	3,599,189
Net investment income	126,019	94,106	449,401	364,508
Net realized investment gains	27,984	57,895	47,160	206,874
Other (loss) income	(4,802)	14,702	23,555	34,920

Total revenues	1,151,082	1,073,734	4,187,384	4,205,491

Expenses
Losses and loss expenses and life policy benefits	530,426	815,409	2,111,337	3,086,730
Acquisition costs	229,868	215,935	849,241	848,714
Other operating expenses	77,778	60,574	309,544	271,504
Interest expense	21,795	10,780	61,387	32,869
Net foreign exchange losses (gains)	9,600	(377)	23,204	3,543

Total expenses	869,467	1,102,321	3,354,713	4,243,360

Income (loss) before taxes and interest in earnings of equity investments	281,615	(28,587)	832,671	(37,869)
Income tax expense	42,415	7,775	95,305	22,924
Interest in earnings of equity investments	3,517	2,722	11,966	9,729

Net income (loss)	$242,717	$(33,640)	$749,332	$(51,064)

Preferred dividends	$8,631	$8,631	$34,525	$34,525

Operating earnings (loss) available to common shareholders	$213,619	$(79,320)	$668,348	$(242,639)

Comprehensive income (loss), net of tax	$256,040	$(96,779)	$778,039	$(228,486)

Per Share Data:
Earnings (loss) per common share:
Basic operating earnings (loss)	$3.75	$(1.42)	$11.76	$(4.42)
Net realized investment gains, net of tax	0.36	0.66	0.82	2.86

Basic net income (loss)	$4.11	$(0.76)	$12.58	$(1.56)

Weighted average number of common shares outstanding	56,978.6	55,776.2	56,822.5	54,951.2
Diluted operating earnings (loss)	$3.67	$(1.42)	$11.56	$(4.42)
Net realized investment gains, net of tax	0.36	0.66	0.81	2.86

Diluted net income (loss)	$4.03	$(0.76)	$12.37	$(1.56)

Weighted average number of common and
common share equivalents outstanding	58,151.0	55,776.2	57,802.8	54,951.2

PartnerRe Ltd.
Consolidated Balance Sheets
(Expressed in thousands of U.S dollars, except share, per share and parenthetical share data)
(Unaudited)

	December 31,	December 31,
	2006	2005
Assets
Investments:
Fixed maturities, at fair value
(amortized cost: 2006, $7,852,798; 2005, $6,682,243)	$7,835,680	$6,686,822
Short-term investments, at fair value
(amortized cost: 2006, $133,872; 2005, $231,442)	133,751	230,933
Equities, at fair value
(cost: 2006, $920,913; 2005, $1,246,192)	1,015,144	1,334,374
Trading securities, at fair value (cost: 2006, $578,445; 2005, $210,432)	599,972	220,311
Other invested assets	105,390	104,920

Total investments	9,689,937	8,577,360
Cash and cash equivalents, at fair value, which approximates amortized cost	988,788	1,001,378
Accrued investment income	157,923	143,548
Reinsurance balances receivable	1,573,566	1,493,507
Reinsurance recoverable on paid and unpaid losses	168,840	217,948
Funds held by reinsured companies	1,002,402	970,614
Deferred acquisition costs	542,698	437,741
Deposit assets	306,212	289,459
Net tax assets	17,826	87,667
Goodwill	429,519	429,519
Other assets	70,514	95,389

Total assets	$14,948,225	$13,744,130

Liabilities
Unpaid losses and loss expenses	$6,870,785	$6,737,661
Policy benefits for life and annuity contracts	1,430,691	1,223,871
Unearned premiums	1,215,624	1,136,233
Reinsurance balances payable	115,897	127,607
Ceded premiums payable	17,213	25,110
Funds held under reinsurance treaties	21,257	18,910
Deposit liabilities	350,763	333,820
Net payable for securities purchased	90,331	93,318
Accounts payable, accrued expenses and other	172,212	128,627
Long-term debt	620,000	620,000
Debt related to capital efficient notes	257,605	-
Debt related to trust preferred securities	-	206,186

Total liabilities	11,162,378	10,651,343

Shareholders’ Equity
Common shares (par value $1.00, issued and outstanding:
2006, 57,076,312; 2005, 56,730,195)	57,076	56,730
Series C cumulative preferred shares (par value $1.00, issued and outstanding:
2006 and 2005, 11,600,000; aggregate liquidation preference: 2006 and 2005, $290,000,000)	11,600	11,600
Series D cumulative preferred shares (par value $1.00, issued and outstanding:
2006 and 2005, 9,200,000; aggregate liquidation preference: 2006 and 2005, $230,000,000)	9,200	9,200
Additional paid-in capital	1,413,977	1,373,992
Deferred compensation	-	(107)
Accumulated other comprehensive income:
Net unrealized gains on investments, net of tax	56,913	77,049
Currency translation adjustment	68,734	12,614
Unfunded pension obligation, net of tax	(7,277)	-
Retained earnings	2,175,624	1,551,709

Total shareholders' equity	3,785,847	3,092,787

Total liabilities and shareholders' equity	$14,948,225	$13,744,130

Shareholders’ Equity Per Common Share (excluding cumulative	$57.22	$45.35

preferred shares: 2006 and 2005, $520,000,000)

Diluted Book Value Per Common and Common Share Equivalents
Outstanding (assuming exercise of all stock-based awards)	$56.07	$44.57

Number of Common and Common Share Equivalents Outstanding	58,248.8	57,724.1

PartnerRe Ltd.
Supplementary Information
(in millions of U.S. dollars)
(Unaudited)

SEGMENT INFORMATION
For the three months ended December 31, 2006

		Global (Non-	Worldwide	Total Non-Life	ART	Life
	U.S. P&C	U.S.) P&C	Specialty	Segment	Segment(A)	Segment	Corporate	Total

Gross premiums written	$184	$116	$282	$582	$5	$143	$-	$730
Net premiums written	$184	$116	$281	$581	$5	$135	$-	$721
Decrease in unearned premiums	43	93	132	268	3	10	-	281

Net premiums earned	$227	$209	$413	$849	$8	$145	$-	$1,002
Losses and loss expenses and
life policy benefits	(146)	(135)	(147)	(428)	(1)	(101)	-	(530)
Acquisition costs	(59)	(56)	(87)	(202)	(1)	(27)	-	(230)

Technical result	$22	$18	$179	$219	$6	$17	$-	$242
Other loss	n/a	n/a	n/a	(1)	(4)	-	-	(5)
Other operating expenses	n/a	n/a	n/a	(51)	(4)	(8)	(15)	(78)

Underwriting result	n/a	n/a	n/a	$167	$(2)	$9	n/a	$159
Net investment income	n/a	n/a	n/a	n/a	-	15	111	126

Allocated underwriting result (1)	n/a	n/a	n/a	n/a	n/a	$24	n/a	n/a
Net realized investment gains	n/a	n/a	n/a	n/a	n/a	n/a	28	28
Interest expense	n/a	n/a	n/a	n/a	n/a	n/a	(22)	(22)
Net foreign exchange losses	n/a	n/a	n/a	n/a	n/a	n/a	(10)	(10)
Income tax expense	n/a	n/a	n/a	n/a	n/a	n/a	(42)	(42)
Interest in earnings of equity investments	n/a	n/a	n/a	n/a	4	n/a	n/a	4

Net income	n/a	n/a	n/a	n/a	n/a	n/a	n/a	$243

Loss ratio (2)	64.6%	64.4%	35.5%	50.4
Acquisition ratio (3)	25.9	27.1	21.0	23.8

Technical ratio (4)	90.5%	91.5%	56.5%	74.2
Other operating expense ratio (5)				6.1

Combined ratio (6)				80.3%

For the three months ended December 31, 2005

		Global (Non-	Worldwide	Life	ART	Life
	U.S. P&C	U.S.) P&C	Specialty	Segment	Segment (A)	Segment	Corporate	Total

Gross premiums written	$170	$111	$271	$552	$6	$113	$-	$671

Net premiums written	$170	$111	$271	$552	$6	$108	$-	$666
Decrease in unearned premiums	34	102	99	235	3	3	-	241

Net premiums earned	$204	$213	$370	$787	$9	$111	$-	$907
Losses and loss expenses and
life policy benefits	(195)	(211)	(315)	(721)	(18)	(76)	-	(815)
Acquisition costs	(51)	(55)	(75)	(181)	(1)	(34)	-	(216)

Technical result	$(42)	$(53)	$(20)	$(115)	$(10)	$1	$-	$(124)

Other income	n/a	n/a	n/a	4	11	-	-	15
Other operating expenses	n/a	n/a	n/a	(42)	(3)	(5)	(11)	(61)

Underwriting result	n/a	n/a	n/a	$(153)	$(2)	$(4)	n/a	$(170)
Net investment income	n/a	n/a	n/a	n/a	-	9	85	94

Allocated underwriting result (1)	n/a	n/a	n/a	n/a	n/a	$5	n/a	n/a
Net realized investment gains	n/a	n/a	n/a	n/a	n/a	n/a	58	58
Interest expense	n/a	n/a	n/a	n/a	n/a	n/a	(11)	(11)
Net foreign exchange gains	n/a	n/a	n/a	n/a	n/a	n/a	-	-
Income tax expense	n/a	n/a	n/a	n/a	n/a	n/a	(8)	(8)
Interest in earnings of equity investments	n/a	n/a	n/a	n/a	3	n/a	n/a	3

Net loss	n/a	n/a	n/a	n/a	n/a	n/a	n/a	$(34)

Loss ratio (2)	95.8%	98.8%	85.2%	91.6
Acquisition ratio (3)	24.8	25.9	20.3	23.0

Technical ratio (4)	120.6%	124.7%	105.5%	114.6%
Other operating expense ratio (5)				5.3

Combined ratio (6)				119.9%

(A) The Company reports the results of Channel Re on a one-quarter lag. The 2006 and 2005 periods include the Company's share of Channel Re's net income in the amount of $3.5 million and $2.6 million, respectively.

(1) Allocated underwriting result is defined as net premiums earned and allocated net investment income less life policy benefits, acquisition costs and other operating expenses. (2) Loss ratio is obtained by dividing losses and loss expenses by net premiums earned.

(3) Acquisition ratio is obtained by dividing acquisition costs by net premiums earned. (4) Technical ratio is defined as the sum of the loss ratio and the acquisition ratio.

(5) Other operating expense ratio is obtained by dividing other operating expenses by net premiums earned. (6) Combined ratio is the sum of the technical ratio and the other operating expense ratio.

PartnerRe Ltd.
Supplementary Information
(in millions of U.S. dollars)
(Unaudited)

SEGMENT INFORMATION
For the year ended December 31, 2006

		Global (Non-	Worldwide	Total Non-Life	ART	Life
	U.S. P&C	U.S.) P&C	Specialty	Segment	Segment (A)	Segment	Corporate	Total

Gross premiums written	$843	$763	$1,586	$3,192	$35	$507	$-	$3,734

Net premiums written	$843	$760	$1,564	$3,167	$35	$487	$-	$3,689
Decrease (increase) in unearned premiums	7	15	(40)	(18)	(4)	-	-	(22)

Net premiums earned	$850	$775	$1,524	$3,149	$31	$487	$-	$3,667
Losses and loss expenses and
life policy benefits	(612)	(505)	(618)	(1,735)	(13)	(363)	-	(2,111)
Acquisition costs	(212)	(210)	(307)	(729)	(3)	(117)	-	(849)

Technical result	$26	$60	$599	$685	$15	$7	$-	$707

Other income	n/a	n/a	n/a	-	24	-	-	24
Other operating expenses	n/a	n/a	n/a	(201)	(18)	(29)	(62)	(310)

Underwriting result	n/a	n/a	n/a	$484	$21	$(22)	n/a	$421
Net investment income	n/a	n/a	n/a	n/a	-	51	398	449

Allocated underwriting result (1)	n/a	n/a	n/a	n/a	n/a	$29	n/a	n/a
Net realized investment gains	n/a	n/a	n/a	n/a	n/a	n/a	47	47
Interest expense	n/a	n/a	n/a	n/a	n/a	n/a	(61)	(61)
Net foreign exchange losses	n/a	n/a	n/a	n/a	n/a	n/a	(24)	(24)
Income tax expense	n/a	n/a	n/a	n/a	n/a	n/a	(95)	(95)
Interest in earnings of equity investments	n/a	n/a	n/a	n/a	12	n/a	n/a	12

Net income	n/a	n/a	n/a	n/a	n/a	n/a	n/a	$749

Loss ratio (2)	72.1%	65.1%	40.5%	55.1%
Acquisition ratio (3)	24.9	27.1	20.2%	23.1

Technical ratio (4)	97.0%	92.2%	60.7	78.2%
Other operating expense ratio (5)				6.4

Combined ratio (6)				84.6%

For the year ended December 31, 2005

		Global (Non-	Worldwide	Total Non-Life	ART	Life
	U.S. P&C	U.S.) P&C	Specialty	Segment	Segment (A)	Segment	Corporate	Total

Gross premiums written	$820	$837	$1,533	$3,190	$27	$448	$-	$3,665
Net premiums written	$819	$835	$1,501	$3,155	$27	$434	$-	$3,616
Decrease (increase) in unearned premiums	9	25	(45)	(11)	(2)	(4)	-	(17)

Net premiums earned	$828	$860	$1,456	$3,144	$25	$430	$-	$3,599
Losses and loss expenses and
life policy benefits	(764)	(637)	(1,334)	(2,735)	(32)	(320)	-	(3,087)
Acquisition costs	(200)	(217)	(308)	(725)	(3)	(120)	-	(848)

Technical result	$(136)	$6	$(186)	$(316)	$(10)	$(10)	$-	$(336)

Other income	n/a	n/a	n/a	4	31	-	-	35
Other operating expenses	n/a	n/a	n/a	(185)	(13)	(23)	(51)	(272)

Underwriting result	n/a	n/a	n/a	$(497)	$8	$(33)	n/a	$(573)
Net investment income	n/a	n/a	n/a	n/a	-	48	317	365

Allocated underwriting result (1)	n/a	n/a	n/a	n/a	n/a	$15	n/a	n/a

Net realized investment gains	n/a	n/a	n/a	n/a	n/a	n/a	207	207
Interest expense	n/a	n/a	n/a	n/a	n/a	n/a	(33)	(33)
Net foreign exchange losses	n/a	n/a	n/a	n/a	n/a	n/a	(4)	(4)
Income tax expense	n/a	n/a	n/a	n/a	n/a	n/a	(23)	(23)
Interest in earnings of equity investments	n/a	n/a	n/a	n/a	10	n/a	n/a	10

Net loss	n/a	n/a	n/a	n/a	n/a	n/a	n/a	$(51)

Loss ratio (2)	92.2%	74.1%	91.6%	86.9%
Acquisition ratio (3)	24.2	25.3	21.2	23.1

Technical ratio (4)	116.4%	99.4%	112.8%	110.0%
Other operating expense ratio (5)				5.9

Combined ratio (6)				115.9%

(A) The Company reports the results of Channel Re on a one-quarter lag. The 2006 and 2005 periods include the Company's share of Channel Re's net income in the amount of $11.7 million and $9.4 million, respectively.

(1) Allocated underwriting result is defined as net premiums earned and allocated net investment income less life policy benefits, acquisition costs and other operating expenses. (2) Loss ratio is obtained by dividing losses and loss expenses by net premiums earned.

(3) Acquisition ratio is obtained by dividing acquisition costs by net premiums earned. (4) Technical ratio is defined as the sum of the loss ratio and the acquisition ratio.

(5) Other operating expense ratio is obtained by dividing other operating expenses by net premiums earned. (6) Combined ratio is the sum of the technical ratio and the other operating expense ratio.

PartnerRe Ltd.
Supplementary Information
(Unaudited)

	For the three	For the three	For the	For the
	months ended	months ended	year ended	year ended
	December 31,	December 31,	December 31,	December 31,
	2006	2005	2006	2005
Distribution of Net Premiums Written by
Line of Business:
Non-Life
Property and Casualty
Property	18%	16%	19%	19%
Casualty	19	20	19	19
Motor	4	6	6	8
Worldwide Specialty
Agriculture	6	3	5	3
Aviation/Space	7	9	5	6
Catastrophe	1	6	11	11
Credit/Surety	8	8	6	7
Engineering	6	5	5	4
Energy	2	1	2	1
Marine	4	4	3	3
Specialty property	1	2	2	2
Specialty casualty	4	3	3	4
ART	1	1	1	1
Life	19	16	13	12

	100%	100%	100%	100%

Distribution of Gross Premiums Written by
Geography:
North America	45%	45%	43%	41%
Europe	41	43	42	46
Asia, Australia and New Zealand	6	6	8	8
Latin America, Caribbean and Africa	8	6	7	5

	100%	100%	100%	100%

As at
December 31,
2006
Financial Strength Ratings:
Standard & Poor's	AA-
Moody's	Aa3
A.M. Best	A+
Fitch	AA

	As at		As at
	December 31,		December 31,
	2006		2005
	(in thousands of U.S. dollars)		(in thousands of U.S. dollars)
Capital Structure:
Long-term debt	$620,000	13%	$620,000	16%
Capital efficient notes(1)	250,000	6	-	-
Trust preferred securities, aggregate liquidation(2)	-	-	200,000	5
6.75% Series C cumulative preferred shares, aggregate liquidation	290,000	6	290,000	7
6.5% Series D cumulative preferred shares, aggregate liquidation	230,000	5	230,000	6
Common shareholders' equity	3,265,847	70	2,572,787	66

Total Capital	$4,655,847	100%	$3,912,787	100%

(1) PartnerRe Finance II, the issuer of the capital efficient notes, does not meet the consolidation requirements of FIN 46(R). Accordingly, the Company shows the related intercompany debt of $257.6 million on its Consolidated Balance Sheet.

(2) Neither the Trust that issued the trust preferred securities nor PartnerRe Finance I, which owns the Trust, meets the consolidation requirements of FIN 46(R). Accordingly, the Company shows the related intercompany debt of $206.2 million on its Consolidated Balance Sheet.

PartnerRe Ltd.
Supplementary Information
(Unaudited)

		As at		As at
		December 31,		December 31,
		2006		2005
Investment Portfolio:
Credit Quality	AAA	69%		65%
	AA	4		3
	A	13		15
	BBB	10		11
	Below Investment Grade/Unrated	4		6

		100%		100%

By Class	U.S. Government	12%		10%
	U.S. Mortgage/Asset Backed	16		15
	U.S. Corporates	20		20
	Foreign Fixed Income	29		29
	Equities and Equity Substitutes	14		16
	Cash (net of pending transactions)	9		10

		100%		100%

Expected average duration		4.1	Yrs	3.3	Yrs
Average yield to maturity at market		4.9%		4.5%
(fixed income securities and cash)
Average Credit Quality		AA		AA

	For the three	For the three	For the	For the
	months ended	months ended	year ended	year ended
	December 31,	December 31,	December 31,	December 31,
	2006	2005	2006	2005
		(in thousands of U.S. dollars except per share data)

Reconciliation of GAAP and non-GAAP measures:

Annualized return on beginning common shareholders' equity (1)
calculated with net income (loss) available to common shareholders	36.4%	(6.0)%	27.8%	(3.0)%
Less:
Annualized net realized investment gains return, net of tax, on beginning
common shareholders' equity (1)	3.2	5.2	1.8	5.6

Annualized operating return on beginning common shareholders' equity(1)	33.2%	(11.2)%	26.0%	(8.6)%

Net income (loss)	$242,717	$(33,640)	$749,332	$(51,064)
Less:
Net realized investment gains, net of tax	20,467	37,049	46,459	157,050
Dividends to preferred shareholders	8,631	8,631	34,525	34,525

Operating earnings (loss) available to common shareholders	$213,619	$(79,320)	$668,348	$(242,639)

Per diluted share:
Net income (loss)	$4.03	$(0.76)	$12.37	$(1.56)
Less:
Net realized investment gains, net of tax	0.36	0.66	0.81	2.86

Operating earnings (loss)	$3.67	$(1.42)	$11.56	$(4.42)

(1) Excluding cumulative preferred shares: 2006 and 2005, $520,000

PartnerRe Ltd.
Supplementary Information
(in thousands of U.S. dollars except share and per share data)
(Unaudited)

	As at December 31, 2006	As at December 31, 2005
Reconciliation of GAAP and non-GAAP measures:
Shareholders' equity	$3,785,847	$3,092,787
Less:
6.75% Series C cumulative preferred shares, aggregate liquidation	290,000	290,000
6.5% Series D cumulative preferred shares, aggregate liquidation	230,000	230,000

Common shareholders' equity	$3,265,847	$2,572,787
Less:
Net unrealized (losses) gains on fixed
income securities, net of tax	(18,694)	4,382

Book value excluding net unrealized gains or losses
on fixed income securities	$3,284,541	$2,568,405

Divided by:
Number of common and common share equivalents outstanding	58,248.8	57,724.1
Equals:
Diluted book value per common and common share equivalents
outstanding excluding net unrealized gains or losses on
fixed income securities	$56.39	$44.49